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                                                                     EXHIBIT 1.1

                                [1,500,000] Units

                       INTERNATIONAL SPORTS WAGERING INC.

                             UNDERWRITING AGREEMENT

                                                                  _____ __, 1996

Barington Capital Group, L.P.
GKN Securities Corp.
As Representatives of the several
         Underwriters named in
         Schedule I attached hereto
c/o Barington Capital Group, L.P.
888 Seventh Avenue
New York, New York 10019

Dear Sirs:

     The undersigned, International Sports Wagering Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with you (the "Representatives") and the other underwriters named in Schedule I hereto (you and the other underwriters being herein collectively called the "Underwriters") in connection with a proposed offering of securities (the "Offering") as follows:

     1. Introductory. The Company proposes to issue and sell to the Underwriters [1,500,000] units (the "Units"), each Unit consisting of one share of Common Stock, par value $.001 per share, of the Company (the "Common Stock") and one Common Stock Purchase Warrant (the "Warrants"). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant the Underwriters the option to purchase from it up to an additional [225,000] Units (the "Additional Units") identical to the Units.

     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

     (a) The Company has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), a registration statement, and may have filed one or more amendments thereto, on Form SB-2 (Registration No. 333- ), including in such registration statement and each such amendment a related Preliminary Prospectus (as hereinafter defined) for the registration of (i) the Units; (ii) the shares of Common Stock (the "Firm Stock") and Warrants (the "Firm Warrants" and collectively with the Firm Stock, the "Firm Securities") comprising the Units; (iii) the Additional
Units; (iv) the shares of Common Stock


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(the "Additional Stock") and Warrants (the "Additional Warrants" and,
collectively with the Additional Stock, the "Additional Securities") comprising the Additional Units; (v) the shares of Common Stock underlying the Firm Warrants (the "Firm Warrant Stock") and the Additional Warrants (the "Additional Warrant Stock"); (vi) the Units (the "Representatives' Units") underlying the Unit purchase option referred to in Section 5(s) (the "Representatives' Options"); (vii) the shares of Common Stock (the "Representatives' Unit Stock") and Warrants (the "Representatives' Unit Warrants") comprising the Representatives' Units; (viii) the shares of Common Stock underlying the Representatives' Unit Warrants (the "Representatives' Warrant Stock") and (ix) the shares of Common Stock (the "Bridge Stock") issuable upon exercise of the warrants (the "Bridge Warrants") issued to investors in connection with the bridge financing (the "Bridge Financing") consummated prior to the Offering
(the Units, Firm Securities, the Additional Units, the Additional Securities, the Firm Warrant Stock, the Additional Warrant Stock, the Representatives' Options, the Representatives' Units, the Representatives' Unit Stock, the Representatives' Unit Warrants, the Representatives' Warrant Stock, the Bridge Warrants, and the Bridge Stock are collectively referred to as the "Securities").

The term "Registration Statement" as used in this Agreement shall mean such registration statement, including all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Offering (herein called a "Rule 462(b) registration statement"), and, in the event of any amendment thereto after the effective date of such registration statement (herein called the "Effective Date"), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement). The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Units first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term "Preliminary Prospectus" as used in this Agreement shall mean each prospectus subject to completion included in such registration statement and any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it is declared effective).

     (b) When any Preliminary Prospectus was filed with the Commission it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder (the "Regulations"), and (ii) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto becomes effective, and at all times subsequent thereto to and including the Closing Date (as defined in Section 3) and each Additional Closing Date (as defined in Section 3), and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Underwriter or a dealer, and during such longer


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period until any post-effective amendment thereto shall become effective, the
Registration Statement (and any post-effective amendment thereto) and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement to the Registration Statement or the Prospectus) will: (i) contain all statements required to be stated therein in accordance with, and will comply in all material respects with the requirements of the Act and the Regulations, and (ii) not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; no event shall have occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not then been set forth in such an amendment or supplement; if a Prospectus containing such information (the "Rule 430A Information") as is required or permitted by Rule 430A of the Act is included in the Registration Statement at the time it becomes effective, the Prospectus filed pursuant to Rules 430A and 424(b)(1) or (4) will: (i) contain all Rule 430A Information, (ii) contain all statements which are required to be stated therein in accordance with the Act or the Regulations, and will comply with the Act and the Regulations, and (iii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein not misleading. The foregoing provisions of this paragraph (b) do not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company as stated in Section 8(b) with respect to any Underwriter through the Representatives specifically for use therein.

     (c) If the Company has elected to rely on Rule 462(b), then (i) the Company has filed a Rule 462(b) Registration Statement in compliance with and that is effective upon filing pursuant to Rule 462(b) and has received confirmation of its receipt, and (ii) the Company has given irrevocable instructions for transmission of the applicable filing fee in connection with the filing of the Rule 462(b) Registration Statement, in compliance with Rule 111 promulgated under the Act or the Commission has received payment of such filing fee.

     (d) Neither the Commission nor the "blue sky" or securities authority of any jurisdiction have issued an order (a "Stop Order") suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, the Prospectus, the Registration Statement, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of any of the Securities, nor has any of such authorities instituted or threatened to institute any proceedings with respect to a Stop Order.

     (e) Any contract, agreement, instrument, lease, or license required to be described in the Registration Statement or the Prospectus has been properly described therein. Any contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to the Registration Statement.

     (f) The Company has no subsidiaries (as defined in the Regulations). The Company is a corporation duly organized, validly existing, and in good standing under the laws of


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Delaware, with full corporate power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the business in the manner described in the Prospectus. The Company is duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary.

     (g) The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, of which 6,024,277 shares are outstanding, and 2,000,000 shares of undesignated preferred stock, par value $.001 per share, of which no shares are outstanding. Each outstanding share of Common Stock is validly authorized, validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, has not been issued and is not owned or held in violation of any preemptive rights of stockholders. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company, except as may be properly described in the Prospectus. There is outstanding no security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company except for (i) options to purchase no more than an aggregate of 1,467,398 shares of Common Stock pursuant to the Company's existing stock option plans, and (ii) warrants to purchase 195,000 shares of Common Stock issued in connection with the Bridge Financing, all of which have been properly described in the Prospectus. There is outstanding no indebtedness other than (i) trade payables incurred in the ordinary course of business, (ii) certain capital lease obligations, and (iii) $650,000 principal amount of 10% Senior Promissory Notes issued in connection with the Bridge Financing.

     (h) The financial statements of the Company included in the Registration Statement and the Prospectus fairly present the financial position, the results of operations, and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in accordance with generally accepted accounting principles (except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the applicable rules of the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), consistently applied throughout the periods involved, are correct and complete, and are in accordance with the books and records of the Company. The accountants whose report on the audited financial statements is filed with the Commission as a part of the Registration Statement are, and during the periods covered by their report(s) included in the Registration Statement and the Prospectus were, independent certified public accountants within the meaning of the Act and the Regulations. No other financial statements are required by Form SB-2 or otherwise to be included in the Registration Statement or the Prospectus. There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company from the latest information set forth in the Registration Statement or the Prospectus, except as may be properly described in the Prospectus.


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     (i) There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefor) with respect to the Company, or any of its operations, business, properties, assets, liabilities or future prospects, except as may be properly described in the Prospectus or such as individually or in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company. The Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company; nor is the Company required to take any action in order to avoid any such violation or default.

     (j) The Company has good and marketable title in fee simple absolute to all real properties and good title to all other properties and assets which the Prospectus indicates are owned by it, free and clear of all liens, security interests, pledges, charges, encumbrances, and mortgages (except as may be properly described in the Prospectus). No real property owned, leased, licensed, or used by the Company lies in an area which is, or to the knowledge of the Company will be, subject to zoning, use, or building code restrictions which would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, or use of such real property in the business of the Company as presently conducted or as the Prospectus indicates it contemplates conducting (except as may be properly described in the Prospectus).

     (k) The Company, or to the knowledge of the Company any other party, is not now or not expected by the Company, to be in violation or breach of, or in default with respect to, complying with any material provision of any contract, agreement, instrument, lease, license, arrangement, or understanding which is material to the Company, and each such contract, agreement, instrument, lease, license, arrangement, and understanding is in full force and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms. The Company enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. The Company is not a party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or may in the future have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company. The Company is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter document) or by-laws.

     (l) All patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises, and other intangible properties and assets (all of the foregoing being herein called "Intangibles") that the Company owns or has pending, or under which it is licensed, are in good standing and uncontested. The "SportsXction" name and its related logo is a trademark and service mark used by the Company to identify its products, and such trademarks and service marks are protected by registration in the name of the Company on the principal register in the United States Patent and Trademark Office. There is no right


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under any Intangible necessary to the business of the Company as presently conducted or as the Prospectus indicates it contemplates conducting (except as may be so designated in the Prospectus.) The Company has not infringed, is not infringing, and has not received notice of infringement with respect to asserted Intangibles of others. To the knowledge of the Company, there is no infringement by others of Intangibles of the Company. To the knowledge of the Company, there is no Intangible of others which has had or may in the future have a materially adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company.

     (m) Neither the Company nor any director, officer, agent, employee, or other person associated with or acting on behalf of the Company has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

     (n) The Company has all requisite corporate power and authority to execute, deliver, and perform each of (i) this Agreement, (ii) the Warrant Agreement between the Company and American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent"), relating to the Firm Warrants, Additional Warrants, and Representatives' Unit Warrants (the "Public Warrant Agreement"), (iii) the Firm Warrants, the Additional Warrants and the Representatives' Unit Warrants, and (iv) the certificates evidencing the Representatives' Options (the "Representatives' Option Agreement", and collectively with this Agreement, the Public Warrant Agreement, the Firm Warrants, the Additional Warrants, and the Representatives' Unit Warrants, the "Company Documents"). All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of each of the Company Documents by the Company. This Agreement has been duly authorized, executed, and delivered by the Company, is the legal, valid, and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms. Each of the other Company Documents has been duly authorized by the Company and, when executed and delivered by the Company, will be, the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance by the Company of any of the Company Documents (except filings under the Act which have been or will be made before the Closing Date and such consents consisting only of consents under "blue sky" or state securities laws which have been obtained at or prior to the date of this Agreement). No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company is a party, or to which any of its properties or assets are subject, is required for the execution, delivery, or performance of the Company Documents; and the execution, delivery, and performance of any of the Company Documents will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the


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certificate of incorporation (or other charter document) or by-laws of the
Company or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or to which any of its operations, businesses, properties, or assets are subject.

     (o) The Firm Stock and the Additional Stock are validly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights of stockholders. The Underwriters will receive good title to the Firm Securities and Additional Securities purchased by them, respectively, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts.

     (p) The Firm Warrant Stock and Additional Warrant Stock are validly authorized and reserved for issuance and, when issued and delivered upon exercise of the Firm Warrants or Additional Warrants, as the case may be, in accordance with the Public Warrant Agreement, will be validly issued, fully paid and non-assessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights of stockholders; and the holders of the Firm Warrants or Additional Warrants, as the case may be, will receive good title to the securities purchased by them, respectively, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts.

     (q) The Representatives' Units, including the Representatives' Unit Stock, the Representatives' Unit Warrants, and the Representatives' Warrant Stock, are validly authorized and reserved for issuance and, when issued and delivered upon exercise of the Representatives' Options or Representatives' Unit Warrants, as the case may be, in accordance with the Representatives' Option Agreement or the Public Warrant Agreement, as the case may be, the Representatives' Unit Stock and Representatives' Warrant Stock will be validly issued, fully paid and non-assessable, without any personal liability attaching to ownership thereof, and will not be issued in violation of any preemptive rights of stockholders; and the holders of the Representatives' Options or Representatives' Unit Warrants, as the case may be, will receive good title to the securities purchased by them, respectively, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts.

     (r) The Common Stock, the Securities and the Public Warrant Agreement conform to all statements relating thereto contained in the Registration Statement or the Prospectus.

     (s) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and except as may otherwise be properly described in the Prospectus, the Company has not (i) issued any securities or incurred any liability or obligation, primary or contingent, for borrowed money, (ii) entered into any transaction not in the ordinary course of business, or (iii) declared or paid any dividend on its capital stock.

     (t) Neither the Company nor any of its officers, directors, or affiliates (as defined in the Regulations), has taken or will take, directly or indirectly, prior to the termination of the


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underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Units or Additional Units.

     (u) The Company has obtained from each of its directors, officers, and affiliates (as defined in the Regulations), and from each other person or entity who beneficially owned, as of the effective date of the Registration Statement, any unregistered shares of Common Stock (an "Original Stockholder"), an enforceable written agreement, in form and substance satisfactory to counsel for the Underwriters, that for a period of 12 months from the effective date of the Registration Statement he, she or it will not, without the prior written consent of Barington Capital Group, L. P. ("Barington"), offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Common Stock or other securities of the Company, including, without limitation, any shares of Common Stock issuable under any outstanding stock options other than (i) the sale of an aggregate of 25,000 shares of Common Stock underlying outstanding stock options held by employees of the Company other than ________, and (ii) transfers by an Original Stockholder (a) by gift, will or by the laws of descent and distribution, or otherwise to an Original Stockholder's spouse, children or grandchildren, (b) a trust for the benefit of an Original Stockholder's spouse, children or grandchildren, (c) a partnership, the general partner of which is the Original Stockholder or a corporation, a majority of whose outstanding stock is owned of record or beneficially by the Original Stockholder or any of the foregoing, or (d) partners of the Original Stockholder in connection with a distribution of the Company's Common Stock to such partners; provided that, in each such case, each such transferee agrees in writing to be bound by such transfer restrictions as if such transferee were a party thereto.

     (v) No person or entity has the right, other than any such person who has delivered a waiver of such right, to require the Company to register any securities for offering and sale under the Act by reason of the filing of the Registration Statement with the Commission or the issue and sale of the Securities.

     (w) Except as may be set forth in the Prospectus, the Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

     (x) The Company has obtained from each existing Principal Stockholder (as defined in Section 5(x)) his enforceable written agreement in form and substance satisfactory to counsel for the Underwriters, to comply with the provisions of
Section 5(x).

     (y) Neither the Company nor any of its subsidiaries or affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba. If, at any time after the date that the Registration Statement is declared effective with the Commission or with the Florida Department of Banking and Finance (the "Florida


                                      - 8 -

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Department"), whichever date is later, and prior to the end of the period referred to in the first clause of Section 2(b), the Company commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba, the Company will so inform the Florida Department within ninety days after such commencement of business in Cuba, and during the period referred to in Section 2(b) will inform the Florida Department within ninety days after any change occurs with respect to previously reported information.

     (z) The Securities have been approved for quotation on the NASDAQ SmallCap Market, subject to official notice of issuance.

     (aa) Except as contemplated herein or therein or as may have been waived, no person or entity has any right of first refusal, preemptive right, right to any compensation, or other similar right or option, in connection with the Offering, this Agreement, the Representatives' Options or any of the transactions contemplated hereby or thereby.

     3. Purchase, Sale, and Delivery of the Units and the Additional Units. On the basis of the representations, warranties, covenants, and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters, and the Underwriters, severally and not jointly, agree to purchase from the Company, the numbers of Units set opposite the respective names of the Underwriters in
Schedule I hereto.

     The purchase price per Unit to be paid by the several Underwriters shall be $__________. The initial public offering price per Unit shall be $_________.

     Payment for the Units by the Underwriters shall be made by certified or official bank check or checks drawn upon or by New York Clearing House bank and payable in next day funds to the order of the Company at the offices of Barington Capital Group, L.P., 888 Seventh Avenue, New York, New York 10019, or at such other place in the New York City Metropolitan Area as you shall determine and advise the Company by at least two full days' notice in writing, upon delivery of the Units to you for the respective accounts of the Underwriters. Such delivery and payment shall be made at 10:00 A.M., New York City Time, on the third business day following the commencement of the Offering, or at such other time as shall be agreed upon between you and the Company. The time and date of such delivery and payment are herein called the "Closing Date."

     Certificates for the Units shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company shall permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

     In addition, the Company hereby grants to the several Underwriters the option to purchase all or a portion of the Additional Units as may be necessary to cover over-allotments,


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at the same purchase price per share to be paid by the several Underwriters to the Company for the Units as provided for in this Section 3. The Additional Units shall be purchased by the several Underwriters from the Company as provided herein, pro rata in accordance with the ratio which the number of Units set forth opposite such Underwriter's name on Schedule I bears to the total number of Units, subject to adjustment to avoid fractional shares. This option may be exercised only to cover over-allotments in the sale of Units by the several Underwriters. This option may be exercised by you on the basis of the representations, warranties, covenants, and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, at any time and from time to time on or before the forty-fifth day following the effective date of the Registration Statement, by written notice by you to the Company. Such notice shall set forth the aggregate number of Additional Units as to which the option is being exercised and the time and date, as determined by you, when such Additional Units are to be delivered (such time and date are herein called an "Additional Closing Date"); provided, however, that no Additional Closing Date shall be earlier than the Closing Date nor earlier than the second business day after the date on which the notice of the exercise of the option shall have been given nor later than the eighth business day after the date on which such notice shall have been given.

     Payment for the Additional Units by the Underwriters shall be made by certified or official bank check or checks drawn upon or by New York Clearing House bank and payable in next day funds to the order of the Company at the offices of Barington Capital Group, L.P., 888 Seventh Avenue, New York, New York 10019, or at such other place in the New York City Metropolitan Area as you shall determine and advise the Company by at least two full day's notice in writing, upon delivery of the Additional Units to you for the respective accounts of the Underwriters.

     Certificates for the securities comprising the Additional Units shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business day prior to the Additional Closing Date with respect thereto. The Company shall permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date with respect thereto.

     4. Offering. The Underwriters are to make a public offering of the Units as soon, on or after the effective date of the Registration Statement, as you deem it advisable so to do. The Units are to be initially offered to the public at the initial public offering price as provided for in Section 3 (such price being herein called the "public offering price"). After the initial public offering, you may from time to time increase or decrease the public offering price, in your sole discretion, by reason of changes in general market conditions or otherwise.

     5. Covenants of the Company. The Company covenants that it will:

          (a) Use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto to become effective as promptly as possible. If the Registration Statement has become or becomes effective with a form of prospectus omitting Rule 430A Information, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus, properly completed, pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such timely filing. During any time when a prospectus relating to the Units, the Additional Units, the Firm Securities and the Additional Securities is required to be delivered hereunder or under the Act or the Regulations, the Company (i) will comply with all requirements imposed upon it by the Act, as now existing and hereafter amended, and the Regulations, as from time to time in force, to the extent necessary to permit the continuance of sales of or dealings in the Units, the Additional Units, the Firm Securities and the Additional Securities, in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and (ii) will not file with the Commission the Prospectus, any amendment or supplement to the Prospectus, or any amendment to the Registration Statement of which the Representatives shall not have given its consent. The Company will prepare and file with the Commission, in accordance with the rules and regulations of the Commission, promptly upon request by the Representatives or counsel for the Underwriters, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Units, the Additional Units, the Firm Securities and the Additional Securities by the several Underwriters, and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective by the Commission as promptly as possible.

          (b) Notify you immediately, and confirm such notice in writing, (i) when the Registration Statement and any post-effective amendment thereto become effective, (ii) of the receipt of any comments from the Commission or the "blue sky" or securities authority of any jurisdiction regarding the Registration Statement, any post-effective amendment thereto, the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, and (iii) of the receipt of any notification with respect to a Stop Order or the initiation or threatening of any proceeding with respect to a Stop Order. The Company will use its best efforts to prevent the issuance of any Stop Order and, if any Stop Order is issued, to obtain the lifting thereof as promptly as possible.

          (c) If, at any time prior to the later of (i) the final date when a prospectus relating to the Units, the Additional Units, the Firm Securities and the Additional Securities is required to be delivered hereunder or under the Act or the Regulations, or (ii) the Additional Closing Date, any event occurs as a result of which the Registration Statement or the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act or the Regulations, the Company will promptly notify the Representatives thereof and, subject to Section 5(a) hereof, will prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance.

          (d) The Company will, without charge, provide (i) to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement and each amendment thereto (in each case including exhibits thereto), (ii) to each other Underwriter, a conformed copy of such registration statement and each amendment thereto (in each case without exhibits thereto), and (iii) so long as a prospectus relating to the Units, the Additional Units, the Firm Securities and the Additional Securities is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, as the Representatives may reasonably request; without limiting the application of clause (iii) of this sentence, the Company, no later than (A) 6:00 P.M., New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 12:00 Noon, New York City time, on such date or (B) 6:00 P.M., New York City time, on the business day following the date of determination of the public offering price, if such determination occurred after 12:00 Noon, New York City time, on such date, will deliver to the Representatives, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Representatives may reasonably request for purposes of confirming orders that are expected to settle on the Closing Date.

          (e) Endeavor in good faith, in cooperation with you, at or prior to the time the Registration Statement becomes effective, to qualify the Units, the Additional Units, the Firm Securities and the Additional Securities for offering and sale under the "blue sky" or securities laws of such jurisdictions as you may designate; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction to which it is not then subject. In each jurisdiction where such qualification shall be effected, the Company will, unless you agree in writing that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

          (f) Use its best efforts to keep the Prospectus and the Registration Statement current and effective by filing post-effective amendments, as necessary.

          (g) Make generally available (within the meaning of Section 11(a) of the Act and the Regulations) to its security holders as soon as practicable, but not later than ____________, 1997, an earnings statement (which need not be certified by independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Section 11(a) of the Act and the Regulations) covering a period of at least 12 months beginning after the effective date of the Registration Statement.

          (h) For a period of 12 months after the date of the Prospectus, not, without your prior written consent, offer, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or other securities of the Company (or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Common Stock or other securities of the Company) except as provided in Section 3 and except for (i) the issuance of Common Stock issuable upon the exercise of stock options and warrants outstanding on the date hereof which are properly described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and (ii) the issuance of the Securities.

          (i) For a period of five years after the effective date of the Registration Statement, furnish you, without charge, the following:

               (i) within 90 days after the end of each fiscal year, three copies of financial statements certified by independent certified public accountants, including a balance sheet, statement of income, and statement of cash flows of the Company and its then existing subsidiaries, with supporting schedules, prepared in accordance with generally accepted accounting principles, as at the end of such fiscal year and for the 12 months then ended, which may be on a consolidated basis;

               (ii) as soon as practicable after they have been sent to stockholders of the Company or filed with the Commission, three copies of each annual and interim financial and other report or communication sent by the Company to its stockholders or filed with the Commission;

               (iii) as soon as practicable, two copies of every press release and every material news item and article in respect of the Company or its affairs which was released by the Company; and

               (iv) such additional documents and information with respect to the Company and its affairs and the affairs of any of its subsidiaries as you may from time to time reasonably request.

          (j) Apply the net proceeds received by it from the Offering in the manner set forth under "Use of Proceeds" in the Prospectus.

          (k) Furnish to you as early as practicable prior to the Closing Date and any Additional Closing Date, as the case may be, but no less than two full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Company and its consolidated subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letters to be furnished pursuant to Section 7(e).

          (l) Comply with all registration, filing, and reporting requirements of the Exchange Act which may from time to time be applicable to the Company.

          (m) Comply with all provisions of all undertakings contained in the Registration Statement.

          (n) Prior to the Closing Date or any Additional Closing Date, as the case may be, issue no press release or other communication directly or indirectly, and hold no press conference with respect to the Company, the financial conditions, results of operations, business, properties, assets, liabilities of the Company, or this offering, without your prior written consent.

          (o) File timely with the Commission an appropriate form to register the Units, Common Stock, and Warrants pursuant to Section 12(b) under the Exchange Act.

          (p) File timely and accurate reports on Form SR with the Commission in accordance with Rule 463 of the Regulations or any successor provision.

          (q) If the principal shareholders, officers, or directors of the Company are required by the "blue sky" or securities authority of any jurisdiction selected by you pursuant to Section 5(e) to escrow or agree to restrict the sale of any security of the Company owned by them for the Company to qualify or register the Common Stock for sale under the "blue sky" or securities laws of such jurisdiction, cause each such person to escrow or restrict the sale of such security on the terms and conditions and in the form specified by the securities administrator of such jurisdiction.

          (r) Use its best efforts to cause the application for quotation of the Units, the the Common Stock and the Warrants on the Nasdaq SmallCap Market ("NASDAQ") to be approved as soon as possible.

          (s) On or prior to the Closing Date, sell to the Representatives (or their respective designees), individually and not as representatives of the Underwriters, the Representatives' Options to purchase an aggregate of [150,000] Units, which Representatives' Options shall be evidenced by the Representatives' Option Agreement in the form set forth as an exhibit to the Registration Statement.

          (t) Until expiration of the Firm Warrants and any Additional Warrants which may be issued, keep reserved sufficient shares of Common Stock for issuance upon exercise thereof.

          (u) Until expiration of the Representatives' Options, keep reserved sufficient Units, including shares of Common Stock and Warrants, for issuance upon exercise of the Representatives' Options; and until expiration of the Representatives' Unit Warrants, keep reserved sufficient shares of Common Stock for issuance upon exercise of the Representatives' Unit Warrants.

          (v) Deliver to you, without charge, within a reasonable period after the last Additional Closing Date or the expiration of the period in which the Underwriters may exercise the over-allotment option, three bound volumes of the Registration Statement and all related materials.

          (w) For a period of five years after the Closing Date, supply to the appropriate parties such information as may be necessary or desirable, and otherwise use its best efforts, so that during such five-year period the Company will be listed in one or more of the securities manuals published by Standard & Poor's Corporation and Moody's Investors Service, Inc. and that at all times during such period such listing will, at a minimum, contain the names of the Company's officers and directors, a balance sheet as of a date not more than 18 months prior to such time, and a statement of operations for either the fiscal year preceding such date or the most recent fiscal year of operations.

          (x) Until the expiration of two years from the Closing Date, afford Barington, individually and not as a representative of the Underwriters, the right of first refusal to purchase for Barington's own account or to sell for the account of the Company or any subsidiary of or successor to the Company, or any of the Company's stockholders owning at least five percent (5%) of the Common Stock (the "Principal Stockholders"), any securities of the Company or any such subsidiary or successor which the Company or any such subsidiary or successor or any of the Principal Stockholders may seek to sell (other than (i) sales in connection with a joint venture, strategic partnership or other similar arrangement or to a strategic investor approved by the Company, (ii) sales in connection with a debt financing or equipment leasing arrangement, or (iii) sales of small amounts of securities by Principal Stockholders through brokers in open market transactions), whether pursuant to registration under the Act or otherwise. Any of the Company or any subsidiary or successor to the Company intending to make such an offering is hereinafter referred to as a "Company Offeror." If during such two-year period any Company Offeror or Principal Stockholder intends to make an offering, the Company shall notify Barington of such intention and of the proposed terms of the offering and will offer to Barington the opportunity to purchase or sell all (but not less than all) such securities on terms not more favorable to the Company Offeror or Principal Stockholder, as the case may be, than those of the proposed offering. The Company shall thereafter promptly furnish you with such information concerning the operations, business, properties, or assets of the Company or such subsidiary or successor and, if applicable, the Principal Stockholder shall furnish such information concerning himself, as you may reasonably request. If within 10 business days (5 business days with respect to any non-public sale of such stock) after such notice Barington does not accept in writing the offer to purchase or sell such securities for Barington's own account, as aforesaid with respect to such offering upon the terms proposed, the Company Offeror or Principal Stockholder, as the case may be, shall be free to enter into discussions with other underwriters with respect to such offering and to effect such offering upon such proposed terms. Before the Company Offeror or Principal Stockholder, as the case may be, shall accept any proposal less favorable to it or him than that conveyed to Barington in such notice, the rights set forth in this Section 5(x) shall be reinstated and the same procedure with respect to such modified proposal as provided above shall be adopted. Barington's failure to exercise its rights under this Section 5(x) with respect to any particular proposed offering shall not affect its rights under this section 5(x) with respect to any other proposed offering. Notwithstanding the foregoing, in the event that such future proposal relates to an underwritten public offering to be lead managed by an institutionally-based major bracket or large regional underwriting firm, Barington agrees that it shall only have the right to co-manage such offering (right hand side of prospectus) provided Barington receives at least 25% of the total economics and 25% of the total number of shares to be issued or sold in such offering. In lieu of the foregoing preferential right, the Company may elect to pay Barington a fee of $300,000 upon the closing of any sale of securities to which such right would otherwise have applied. Payment of such fee will release the Company Offerors and the Principal Stockholders of any and all obligations to Barington with respect to such preferential right for that transaction as well as all future transactions to which such right might otherwise have applied. The Company will use its best efforts to cause its Principal Stockholders to comply with the provisions of this Section 5(x).

     6. Payment of Expenses. The Company hereby agrees to pay all expenses (other than fees of counsel for the Underwriters, except as provided in Sections 6(c) and 6(e)) in connection with (a) the preparation, printing, filing, distribution, and mailing of the Registration Statement, any Preliminary Prospectus, the Prospectus and the printing, filing, distribution, and mailing of this Agreement, any Agreement Among Underwriters, any selected dealers agreement, any Blue Sky Survey, and if appropriate, any Underwriter's Questionnaire and Power of Attorney, and related documents, including the cost of all copies thereof and of the Preliminary Prospectuses and of the Prospectus and any amendments or supplements thereto supplied to the Underwriters in quantities as hereinabove stated, (b) the issuance, sale, transfer, and delivery of the Units and the Additional Units, including any transfer or other taxes payable thereon, (c) the qualification of the Units and the Additional Units under state or foreign "blue sky" or securities laws, including the costs of printing and mailing the preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters (up to a maximum of $30,000) and related disbursements in connection therewith, (d) the filing fees payable to the Commission, the NASD, and the jurisdictions in which such qualification is sought, (e) the reasonable fees of counsel for the Underwriters and the disbursements in connection therewith relating to all filings with the NASD, (f) the quotation of the Units, Common Stock and Warrants on the NASDAQ SmallCap Market, (g) the fees and expenses of the Company's transfer agent and registrar and the Warrant Agent, (h) the fees and expenses of the Company's legal counsel and accountants, (i) the costs of placing a "tombstone" advertisement in the national edition of the Wall Street Journal and in such other publications as the Representatives shall determine which shall not exceed $10,000, and (j) the costs of preparing a reasonable number of bound volumes. In addition, the Company hereby agrees to pay to the Representatives a non-accountable expense allowance equal to 3% of the aggregate gross proceeds received by the Company from the sale of the Units and the Additional Units, which amounts (less amounts, if any, previously paid to you in respect of such non-accountable expense allowance) shall be paid to you on the Closing Date (with respect to Units sold by the Company on the Closing Date) and, if applicable, on the Closing Date and any Additional Closing Date (with respect to Additional Units sold by the Company on the Closing Date or such Additional Closing
Date).

     7. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Units and the Additional Units, as provided herein, shall be subject, in their discretion, to the continuing accuracy of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to you, as of the date hereof and as of the Closing Date (or the Additional Closing Date, as the case may be), to the performance by the Company of its obligations hereunder, and to the following conditions:

          (a) The Registration Statement shall have become effective not later than 6:00 P.M., New York City Time, on the date of this Agreement or such later date and time as shall be consented to in writing by you.

          (b) At the Closing Date and any Additional Closing Date, as the case may be, you shall have received the favorable opinion of Rubin Baum Levin Constant & Friedman, counsel for the Company, dated the date of delivery, addressed to the Underwriters, and in form, scope and satisfactory to counsel for the Underwriters, with reproduced copies or signed counterparts thereof for each of the Underwriters, to the effect that:

               (i) the Company has no subsidiaries (as defined in the Regulations). The Company is a corporation, duly organized, validly existing, and in good standing under the laws of Delaware with full corporate power and authority, and all necessary consents, authorizations, approvals, orders, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to conduct its business in the manner described in the Prospectus. The Company is duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary, except where the failure to be so qualified does not now have and will not in the future have a material adverse effect on the operations, business, properties, or assets of the Company.

               (ii) the authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, of which 6,024,277 shares are outstanding, and 2,000,000 shares of undesignated preferred stock, par value $.001 per share, of which no shares are outstanding. Each outstanding share of Common Stock is validly authorized, validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof has not been issued and is not owned or held in violation of any preemptive right of stockholders. To the knowledge of such counsel, there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company, or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company, except as may be properly described in the Prospectus. There is outstanding no security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company except as may be properly described in the Prospectus;

               (iii) to the knowledge of such counsel, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefor) with respect to the Company, or any of its operations, businesses, properties, or assets except as may be properly described in the Prospectus or as individually or in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company. To the knowledge of such counsel, the Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company; nor is the Company required to take any action in order to avoid any such violation or default;

               (iv) to the knowledge of such counsel, neither the Company nor any other party is now or is expected by the Company to be in violation or breach of, or in default with respect to, complying with any material provision of any contract, agreement, instrument, lease, license, arrangement, or understanding known to such counsel which is material to the Company;

               (v) the Company is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter document) or by-laws;

               (vi) the Company has all requisite corporate power and authority to execute, deliver, and perform each of the Company Documents. All necessary corporate proceedings of the Company have been taken to authorize the execution, delivery, and performance by the Company of the Company Documents. Each Company Document has been duly authorized by the Company. Each Company Document has been duly executed and delivered by the Company. Each Company Document is the legal, valid, and binding obligation of the Company, and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to the Company in accordance with its terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance by the Company of any of the Company Documents (except filings under the Act which have been made prior to the Closing Date and consents consisting only of consents under "blue sky" or securities laws). No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding known to such counsel to which the Company is a party, or to which any of its properties or assets are subject, is required for the execution, delivery, or performance of any of the Company Documents; and the execution, delivery, and performance of the Company Documents will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding known to such counsel, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of the Company, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the

          Company or to which any of its operations, business, properties, or assets are subject;

               (vii) the Units and the Additional Units are validly authorized. Such opinion delivered at the Closing Date or any Additional Closing Date shall state that each share of Units or Additional Units, as the case may be, to be delivered on that date is validly issued, fully paid, and nonassessable, with no personal liability attaching to the ownership thereof, and is not issued in violation of any preemptive rights of stockholders, and the Underwriters have received good title to the Firm Securities and Additional Securities purchased by them, respectively, from the Company, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts;

               (viii) the Firm Warrant Stock and Additional Warrant Stock are validly authorized and reserved for issuance and, when issued and delivered upon exercise of the Firm Warrants or Additional Warrants, as the case may be, in accordance with the Public Warrant Agreement, will be validly issued, fully paid and nonassessable, without any personal liability attaching solely by virtue of the ownership thereof, and will not be issued in violation of any preemptive rights of stockholders; and the holders of the Firm Warrants or Additional Warrants, as the case may be, will receive good title to the securities purchased by them, respectively, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts;

               (ix) the Representatives' Units, including the Representatives' Unit Stock, the Representatives' Unit Warrants, and the Representatives' Warrant Stock have been duly and validly reserved for issuance. Such opinion delivered at the Closing Date shall state that the Representatives' Options have been duly and validly issued and delivered. The Representatives' Units, including the Representatives' Unit Stock, the Representatives' Unit Warrants, and the Representatives' Warrant Stock, when issued and delivered in accordance with the Representatives' Option Agreement or Public Warrant Agreement, as the case may be, will be validly authorized, validly issued, fully paid, and nonassessable, with no personal liability attaching to the ownership thereof, and will not have been issued in violation of any preemptive rights of stockholders; and the holders of the Representatives' Options or Representatives' Unit Warrants, as the case may be, will receive good title to the securities purchased by them, respectively, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts;

               (x) the Common Stock, the Securities and the Public Warrant Agreement conform to all statements relating thereto contained in the Registration Statement or the Prospectus;

               (xi) to the knowledge of such counsel, any contract, agreement, instrument, lease, or license required to be described in the Registration

          Statement or the Prospectus has been properly described therein. To the knowledge of such counsel, any contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to the Registration Statement;

               (xii) insofar as statements in the Prospectus purport to summarize the status of litigation or the provisions of laws, rules, regulations, orders, judgments, decrees, contracts, agreements, instruments, leases, or licenses, such statements have been prepared or reviewed by such counsel and accurately reflect the status of such litigation and provisions purported to be summarized and are correct in all material respects;

               (xiii) to the knowledge of such counsel, the conditions for use of Form SB-2 have been satisfied with respect to the Registration Statement;

               (xiv) the Securities have been approved for listing on the [Philadelphia Stock Exchange], subject to official notice of issuance;

               (xv) to the knowledge of such counsel, no person or entity has the right, other than any such person who has delivered a waiver of such right, to require the Company to register any securities for offering and sale under the Act by reason of the filing or effectiveness of the Registration Statement with the Commission or the issue and sale of the Securities, except as may be properly described in the Prospectus;

               (xvi) the Registration Statement has become effective under the Act; any required filing of the Prospectus, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b). To the knowledge of such counsel, no Stop Order has been issued and no proceedings for that purpose have been instituted or threatened;

               (xvii) the Registration Statement and the Prospectus, and any amendment or supplement thereto (other than financial statements and other financial data and schedules which are or should be contained in any thereof, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the Act and the Regulations;

               (xviii) such counsel has no reason to believe that the Registration Statement or the Prospectus, or any amendment or supplement thereto (other than financial statements and other financial data and schedules which are or should be contained in any thereof, as to which such counsel need express no opinion), contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

               (xix) to the knowledge of such counsel, since the effective date of the Registration Statement, no event has occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been set forth in such an amendment or supplement; and

               (xx) any right of first refusal, preemptive right, right to compensation, or other similar right or option, in connection with the Offering, this Agreement, the Underwriter's Options or the Consulting Agreement, or any of the transactions contemplated hereby or thereby known to such counsel and not contemplated by the Offering, this Agreement, the Underwriter's Options or the Consulting Agreement has been waived.

          In rendering such opinion, counsel for the Company may rely (A) as to matters involving the application of laws other than the laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, to the extent counsel for the Company deems proper and to the extent specified in such opinion, upon an opinion or opinions (in form and substance satisfactory to counsel for the Underwriters) of other counsel, acceptable to counsel for the Underwriters, familiar with the applicable laws, in which case the opinion of counsel for the Company shall state that the opinion or opinions of such other counsel are satisfactory in scope, form, and substance to counsel for the Company and that reliance thereon by counsel for the Company and the Underwriters is reasonable; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company; and (C) to the extent they deem proper, upon written statements or certificates of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to counsel for the Underwriters.

          (c) At the Closing Date and any Additional Closing Date, as the case may be, you shall have received the favorable opinion of Pennie & Edmonds, patent counsel for the Company, dated the date of delivery addressed to the Underwriters, and in form, scope and substance satisfactory to counsel for the Underwriters, with reproduced copies or signed counterparts thereof for each of the Underwriters, to the effect that the statements in the Prospectus and the Registration Statement under "Risk Factors-Uncertainties Regarding Intellectual Property" and "Business-Intellectual Property" and other references to intellectual property therein in so far as such statements constitute a summary of the terms of legal matters, documents or proceedings referred to therein, such statements fairly present the information called for with respect to such terms, legal matters, documents and proceedings.

          (d) Schreck Jones Bernhard Woloson & Godfrey, regulatory counsel for the Company, dated the date of delivery addressed to the Underwriters, and, in form, scope and substance satisfactory to counsel for the Underwriters, with reproduced copies or signed counterparts thereof for each of the Underwriters, to the effect that insofar as the statements in the Prospectus and the Registration Statement under "Risk Factors-Governmental

Regulation" and "Business-Governmental Regulation," and other references to regulatory matters therein in so far as such statements constitute a summary of the terms of legal matters, documents or proceedings referred to therein, such statements fairly present the information called for with respect to such terms, legal matters, documents and proceedings.

          (e) At the Closing Date and any Additional Closing Date, as the case may be, you shall have received a certificate of the chief executive officer and of the chief financial officer of the Company, dated the Closing Date or such Additional Closing Date, as the case may be, to the effect that the condition set forth in Section 7(a) has been satisfied, that as of the date of this Agreement and as of the Closing Date or such Additional Closing Date, as the case may be, the representations and warranties of the Company contained herein were and are accurate, and that as of the Closing Date or such Additional Closing Date, as the case may be, the obligations to be performed by the Company hereunder on or prior thereto have been fully performed.

          (f) At the time this Agreement is executed and at the Closing Date and any Additional Closing Date, as the case may be, you shall have received a letter from KPMG Peat Marwick LLP, certified public accountants, dated the date of delivery and addressed to the Underwriters, in form and substance satisfactory to you, with reproduced copies or signed counterparts thereof for each of the Underwriters.

          (g) All proceedings taken in connection with the issuance, sale, transfer, and delivery of the Units and the Additional Units shall be satisfactory in form and substance to you and to counsel for the Underwriters, and the Underwriters shall have received from such counsel for the Underwriters a favorable opinion, dated as of the Closing Date and the Additional Closing Date, as the case may be, with respect to such of the matters set forth under
Section 7 (b), and with respect to such other related matters, as you may reasonably request.

          (h) The NASD, upon review of the terms of the public offering of the Units and the Additional Units, shall not have objected to the Underwriters' participation in such offering.

          (i) Prior to or on the Closing Date, the Company shall have entered into the Representatives' Option Agreement with the Representatives.

          (j) Prior to or on the Closing Date, the Company shall have provided to you copies of the agreements referred to in Sections 2(u) and (x).

          (k) On or prior to the Closing Date and any Additional Closing Date, as the case may be, the Underwriters shall have been furnished such information, documents, certificates, and opinions as they may reasonably require for the purpose of enabling them to review the matters referred to in Section 7(b), and in order to evidence the accuracy, completeness, or satisfaction of any of the representations, warranties, covenants, agreements, or conditions herein contained, or as you may reasonably request.

Any certificate or other document signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the

Company hereunder to the Underwriters as to the statements made therein. If any condition to the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date or any Additional Closing Date, as the case may be, is not so fulfilled, you may on behalf of the several Underwriters terminate this Agreement or, if you so elect, in writing waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

     8. Indemnification and Contribution. (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Underwriter, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 8, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or (B) in any application or other document or communication (in this Section 8 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any of the Securities under the "blue sky" or securities laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in Section 8(b) with respect to any Underwriter by or on behalf of such Underwriter through the Representative expressly for inclusion in any Preliminary Prospectus, any Rule 430A Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

     If any action is brought against an Underwriter or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of an Underwriter (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability it may have pursuant to this Section 8(a) or otherwise) and the Company shall promptly assume the defense of such action, including the employment of counsel (satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Underwriters of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Units or the Additional Units, any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any application.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the several Underwriters in Section 8 (a), but only with respect to statements or omissions, if any, made in any Preliminary Prospectus, the Registration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application in reliance upon and in conformity with written information furnished to the Company as stated in this Section 8(b) with respect to any Underwriter by or on behalf of such Underwriter through the Representatives expressly for inclusion in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be; provided, however, that the obligation of each Underwriter to provide indemnity under the provisions of this
Section 8(b) shall be limited to the amount which represents the product of the number of Units and Additional Units underwritten by such Underwriter hereunder and the initial public offering price per Unit set forth on the cover page of the Prospectus. For all purposes of this Agreement, the amounts of the selling concession and reallowance set forth in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for inclusion in any Preliminary Prospectus, any the Registration Statement, or the Prospectus (as from time to time amended or supplemented), or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against any Underwriter pursuant to this Section 8(b), such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 8(a).

          (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 8(a) or 8(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed the Registration Statement, and any controlling person of the Company), as one entity, and the Underwriters, in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, so that the Underwriters are responsible for the proportion thereof equal to the percentage which the underwriting discount per Unit set forth on the cover page of the Prospectus represents of the initial public offering price per Unit set forth on the cover page of the Prospectus and the Company is responsible for the remaining portion; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Underwriters in the aggregate in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Underwriters, and the parties relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Underwriters agree that it would be unjust and inequitable if the respective obligations of the Company and the Underwriters for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Underwriters and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 8(c). In no case shall any Underwriter be responsible for a portion of the contribution obligation imposed on all Underwriters in excess of its pro rata share based on the number of Units underwritten by it as compared to the number of Units underwritten by all Underwriters who do not default in their obligations under this Section 8(c). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 8(c), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel of an Underwriter shall have the same rights to contribution as such Underwriter and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 8(c). Anything in this
Section 8(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 8(c) is intended to supersede any right to contribution under the Act, the Exchange Act, or otherwise.

     9. Default by an Underwriter. (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Units or Additional Units hereunder, and if the number of Units or Additional Units to which the defaults of all Underwriters in the aggregate relate does not exceed 10% of the number of Units or Additional Units, as the case may be, which all Underwriters have agreed to purchase hereunder, then such Units or Additional Units to which such defaults relate shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

          (b) If such defaults exceed in the aggregate 10% of the number of Units or Additional Units, as the case may be, which all Underwriters have agreed to purchase hereunder, you may in your discretion arrange for yourself or for another party or parties to purchase such Units or Additional Units, as the case may be, to which such default relates on the terms contained herein. If you do not arrange for the purchase of such Units or Additional Units, as the case may be, within one business day after the occurrence of defaults relating to in excess of 10% of the Units or the Additional Units, as the case may be, then the Company shall be entitled to a further period of one business day within which to procure another party or parties satisfactory to you to purchase such Units or Additional Units, as the case may be, on such terms. If you or the Company do not arrange for the purchase of the Units or Additional Units, as the case may be, to which such defaults relate as provided in this Section 9(b), this Agreement may be terminated by you or by the Company without liability on the part of the Company (except that the provisions of Sections 6, 8, 10, and 13 shall survive such termination) or the several Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for any damages occasioned by its default hereunder.

          (c) If the Units or Additional Units to which such defaults relate are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or the Additional Closing Date, as the case may be, for a reasonable period but not in any event more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements with respect to the Units or the Additional Units, and the Company agrees to prepare and file promptly any amendment or supplement to the Registration Statement or the Prospectus which in the opinion of counsel for the Underwriters may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 as if such party had originally been a party to this Agreement and had been allocated the number of Units and Additional Units actually purchased by it as a result of its original commitment to purchase Units and Additional Units and its purchase of Units or Additional Units pursuant to this Section 9.

     10. Representations and Agreements to Survive Delivery. All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the Closing Date and any Additional Closing Date, and such representations, warranties, covenants, and agreements of the Underwriters and the Company, including the indemnity and contribution agreements contained in
Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any indemnified person, or by or on behalf of the Company or any person or entity which is entitled to be indemnified under Section 8(b), and shall survive termination of this Agreement or the delivery of the Units and the Additional Units to the several Underwriters. In addition, the provisions of Sections 6, 8, 10, 11, and 13 shall survive termination of this Agreement, whether such termination occurs before or after the Closing Date or any Additional Closing Date.

     11. Effective Date of This Agreement and Termination Thereof. (a) This Agreement shall become effective at 9:30 A.M., New York City Time, on the first full business day following the day on which the Registration Statement becomes effective or at the time of the initial public offering by the Underwriters of the Units, whichever is earlier. The time of the initial public offering shall mean the time, after the Registration Statement becomes effective, of the release by you for publication of the first newspaper advertisement which is subsequently published relating to the shares or the time, after the Registration Statement becomes effective, when the Units are first released by you for offering by the Underwriters or dealers by letter or telegram, whichever shall first occur. You or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except as noted below in this Section 11, by giving the notice indicated in Section 11(c) before the time this Agreement becomes effective.

          (b) In addition to the right to terminate this Agreement pursuant to Sections 7 and 9 hereof, you shall have the right to terminate this Agreement at any time prior to the Closing Date or any Additional Closing Date, as the case may be, by giving notice to the Company if any domestic or international event, act, or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the securities markets; or if there shall have been a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange, the American Stock Exchange, the NASDAQ SmallCap Market or in the over-the-counter market; or if there shall have been an outbreak of major hostilities or other national or international calamity; or if a banking moratorium has been declared by a state or federal authority; or if a moratorium in foreign exchange trading by major international banks or persons has been declared;
or if there shall have been a material interruption in the mail service or other means of communication within the United States; or if the Company shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the offering, sale, or delivery of the Units or the Additional Units, as the case may be;
or if there shall have been such change in the market for securities in general or in political, financial, or economic conditions as in your judgment makes it inadvisable to proceed with the offering, sale, and delivery of the Units or the Additional Units, as the case may be, on the terms contemplated by the Prospectus.

          (c) If you elect to prevent this Agreement from becoming effective, as provided in this Section 11, or to terminate this Agreement pursuant to Section 7, 9, or this Section 11, you shall notify the Company promptly by telephone, telex, or telegram, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, as provided in this

Section 11, or to terminate this Agreement pursuant to Section 9 of this Agreement, the Company shall notify you promptly by telephone, telex, or telegram, confirmed by letter.

          (d) Anything in this Agreement to the contrary notwithstanding other than Section 11(e), if this Agreement shall not become effective by reason of an election pursuant to this Section 11 or if this Agreement shall terminate or shall otherwise not be carried out within the time specified herein by reason of any failure on the part of the Company to perform any covenant or agreement or satisfy any condition of this Agreement by it to be performed or satisfied, the sole liability of the Company to the several Underwriters, in addition to the obligations the Company assumed pursuant to Section 6, will be to (i) reimburse the several Underwriters for such out-of-pocket expenses (including the fees and disbursements of their counsel) as shall have been incurred by them in connection with this Agreement or the proposed offer, sale, and delivery of the Units and the Additional Units, and upon demand the Company agrees to pay promptly the full amount thereof to you for the respective accounts of the Underwriters, and (ii) if the Company has elected to prevent this Agreement from becoming effective or if you terminate this Agreement pursuant to Section 7, the provisions of Section 5(x) of this Agreement shall become operative and shall remain in full force and effect for a period of two years from the date of such election or termination.

          (e) Notwithstanding any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Sections 6, 8, 10, and 13 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

     12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed by letter, to such Underwriter, to Barington Capital Group, L.P., 888 Seventh Avenue, New York, New York 10019, Attention: Carl Kleidman; or if sent to the Company, shall be mailed, delivered, or telexed or telegraphed and confirmed by letter, to the Company, International Sports Wagering Inc., 201 Lower Notch Road, Little Falls, New Jersey 07424. All notices hereunder shall be effective upon receipt by the party to which it is addressed.

     13. Parties. You represent that you are authorized to act on behalf of the several Underwriters named in Schedule I hereto, and the Company shall be entitled to act and rely on any request, notice, consent, waiver, or agreement purportedly given on behalf of the Underwriters when the same shall have been given by either of you on such behalf. This Agreement shall inure solely to the benefit of, and shall be binding upon, the several Underwriters and the Company and the persons and entities referred to in Section 8 who are entitled to indemnification or contribution, and their respective successors, legal representatives, and assigns (which shall not include any buyer, as such, of the Units or the Additional Units), and no other person shall have or be construed to have any legal or equitable right, remedy, or claim under or in respect of or by virtue of this Agreement or any provision herein contained. Notwithstanding anything contained in this Agreement to the contrary, all of the obligations of the Underwriters hereunder are several and not joint.

     14. Construction. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to conflict of laws. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

     15. Consent to Jurisdiction. The Company irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument. In any such action or proceeding, the Company waives personal service or any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 12. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the Company shall appear or answer such summons, complaint or other process.

     If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                Very truly yours,

                                INTERNATIONAL SPORTS WAGERING INC.

                                By:
                                   --------------------------------------
                                   Barry Mindes, Chairman of the Board

Accepted as of the date first above written.
New York, New York

BARINGTON CAPITAL GROUP, L.P.
By:      LNA CAPITAL CORP.,
         General Partner

By:
   -----------------------------------------


GKN SECURITIES CORP.

By:
   -----------------------------------------
Name:
Title:

         On behalf of itself and the other several
         Underwriters named in Schedule I hereto.

                                   SCHEDULE I

                                                        Total
                                                        Number
                                                        of Units
                                                        to be
         Underwriter                                    Purchased
         -----------                                    ---------

Barington Capital Group, L.P.                  [insert number of Units]

GKN Securities Corp.


                                                        ---------
Total                                                   1,500,000
                                                        =========